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                                                                    EXHIBIT 12.1

CKE Restaurants, Inc.
Ratio of Earnings to Fixed Charges

                                                           40 Weeks   40 Weeks
                                                            Ended       Ended
                                                           11/03/03   11/04/02   2003    2002      2001        2000        1999
                                                           --------   --------  ------  -------  --------    --------     -------
Earnings before fixed charges
         Income (loss) before income taxes,
            discontinued operations and cumulative effect
            of accounting change for goodwill                 5,178     25,875  18,390  (84,540) (205,264)    (47,460)    124,097
         Fixed charges                                       52,765     53,761  70,575   85,097   103,719      92,389      68,843
                                                             ------     ------  ------  -------  --------     -------     -------
                                                             57,943     79,636  88,965      557  (101,545)     44,929     192,940
                                                             ======     ======  ======  =======  ========     =======     =======
Fixed charges:
         Interest expense                                    31,149     32,321  42,726   57,659    70,541      63,283      43,453
         Interest component of rent expensed (1)             21,616     21,440  27,849   27,438    33,178      29,106      25,390
                                                             ------     ------  ------  -------  --------     -------     -------
                                                             52,765     53,761  70,575   85,097   103,719      92,389      68,843
                                                             ======     ======  ======  =======  ========     =======     =======

Ratio of earnings to fixed charges                              1.1        1.5     1.3        -         -           -         2.8
                                                             ======     ======  ======  =======  ========     =======     =======
Deficiency (if any)                                               -          -       -   84,540   205,264      47,460           -

Rent expense                                                 64,849     64,320  83,547   82,314    99,534      87,318      76,170

Interest component (1/3 of rent expense)                     21,616     21,440  27,849   27,438    33,178      29,106      25,390